Exhibit 32.2

Section 1350 Certification

In connection with the Quarterly Report on Form 10-Q of CEN Biotech Inc. (the “Company”) for the quarter ended September 30, 2019, as filed with the Securities and Exchange Commission (the “Report”), I Alex Tarrabain, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: November 18, 2019	/s/Alex Tarrabain
Alex Tarrabain, Chief Financial Officer (Principal Financial and Accounting Officer)